                                                                  Exhibit 23.13

                             CONSENT OF CONSULTANT


We consent to the inclusion of our appraisal(s) with respect to the property listed on the attached annex in or with any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of any Prospectus Supplement or any other offering document relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates (which we understand is a type of "Securitization" defined as an offering of securities that, as applicable, are registered with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering), and in any Registration Statement filed with the SEC that includes such a Prospectus Supplement and we consent to the reference to our firm under the caption "Experts" in any such Prospectus Supplement, offering document or Registration Statement.


                                        Firm: Joseph J. Blake & Associates

                                        By:    /s/ Thomas Shields
                                               ---------------------


                                        Date:  5/14/98
                                               ---------------------

                        ANNEX TO CONSENT OF CONSULTANT


                           Joseph J. Blake & Associates



    NAME OF PROPERTY          MARKET STUDY OR APPRAISAL          DATED
    ----------------          -------------------------          -----

RAMCO POOL
----------

Northwest Crossing                 Appraisal                October 21, 1997

Taylor's Square                    Appraisal                October 17, 1997

Ridgeview Crossing                 Appraisal                October 17, 1997

Stonegate Plaza                    Appraisal                October 17, 1997

Troy Town                          Appraisal                November 5, 1997

West Allis                         Appraisal                November 4, 1997

Fraser Center                      Appraisal                November 4, 1997